                                                                      EXHIBIT 16

May 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We have read the statements made by WaterChef, Inc., which we understand will be filed  with  the  Commission  pursuant  to  Item 4 on Form  8-K,  as part of the
Company's Report on the Form 8-K dated April 25, 2003.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

GRASSI & CO., CPAs, P.C.

/s/ Louis C. Grassi
-------------------------
Louis C. Grassi, CPA, CFE
Managing Partner

cc:  David A. Conway
     President & CEO